(PAGE)                   EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered this

14th day of December, 1993 between INTERSTATE GENERAL PROPERTIES LIMITED PARTNERSHIP S.E., a Maryland partnership (the "Company") and MR. DONALD DREW, a resident of San Juan, Puerto Rico (the "Executive").
                           Background
     The Company and Executive desire to enter into this Agreement to evidence the employment of Executive as Senior Vice President of the Company, and to set forth the respective rights and duties hereto. This Agreement also sets forth certain covenants and agreements by Executive regarding post-employment competition with the Company, and the disclosure of confidential information and trade secrets of the Company.
     NOW THEREFORE, the parties agree as follows:

1.  EMPLOYMENT.
     (a) The Company hereby employs Executive as Senior Vice President and Executive hereby accepts such employment on the terms and conditions set forth herein. Subject to the general supervision and authority of the managing general partner of the Company, Executive will perform such duties and exercise such authority as is customarily performed and exercised by such officer of a substantial business enterprise, in good faith and in accordance with standards of reasonable commercial judgment.
     (b) At all times during the term hereof, Executive will devote his best efforts to his employment hereunder. Executive's major area of responsibility during the term hereof is to serve as the chief executive consultant to El Comandante Operating Company ("ECOC"), the operator of the El Comandante Race Track in Canovanas, Puerto Rico (the "Race Track), under a consulting agreement between the Company and ECOC, and to provide, senior management services in connection with gaming industry business conducted by the Company or its affiliates.
     (c) Except for travel as required in connection with such duties, Executive's duties will be performed in Puerto Rico during the term of this Agreement. Executive will devote his full working time and attention to the business of the Company (including at least eighty-five percent of his working time in performing services for
          ECOC) and his services hereunder will be at all times on behalf of and for the benefit of the Company.
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     (d)  Executive shall not, without the prior written consent of the Company, directly or indirectly, during the term of his employment:
          (i) other than in the performance of duties naturally inherent to the business of the Company, its affiliates or ECOC and in furtherance thereof, devote any appreciable amount of his business time, energies, and attention to the business of any other person or firm, whether for compensation or otherwise; provided, however, that Executive may accept directorships approved by the managing general partner of the Company, which approval shall not be unreasonable withheld, and invest his assets in such form and manner as will not violate subparagraph (ii) below; or
          (ii) engage in any activity competitive with or adverse to the business or welfare of the Company its affiliates or ECOC whether alone, as a partner, or an officer, director, employee, or shareholder of any other corporation or otherwise, directly or indirectly. Notwithstanding anything contained in this paragraph 1 to the contrary, the ownership of not more than five percent (5%) of the stock or other interest of any publicly-traded corporation or other entity shall not be deemed violative of this subparagraph (ii).
     (e) The agreement between Housing Development Associates S.E. ("HDA") and Executive, attached hereto and marked "Attachment A", in no way violates this Agreement.

2.  TERM.
     (a) This Agreement shall begin as of January 1, 1993 ("the Commencement Date") and shall remain in effect through December 31, 1997 (the "Termination Date").
     (b) This Agreement may be extended by the Company and the Executive for a mutually agreeable period, subject to the concurrence of HDA, the owner of the Race Track, or its successor.

3.  COMPENSATION.
     (a) For all services which Executive may render to the Company, the Company agrees to pay the Executive, and Executive agrees to accept, a salary (the "Annual Salary") of Three Hundred Forty Thousand Dollars ($340,000) per year, and remain at that level during the term of this Agreement. The Annual Salary for each calendar year or portion thereof during the term hereof
(PAGE)
          shall be paid to Executive on the regularly-recurring pay periods established by the Company, but in no event in less than equal semi-monthly installments, less required payroll deductions.
     (b) In addition to the Annual Salary, the Company shall provide Executive with a Company car suitable to his position, and will pay the cost of his membership and dues at the Dorado Beach Country Club.

4.  VACATION AND OTHER BENEFITS.
     (a) Executive shall be entitled to four weeks vacation each year, as well as other employment benefits, including medical, dental and hospitalization and life insurance,

          which benefits will not be less than the benefits and coverage provided by the Company to other Senior Vice Presidents.
     (b) The Executive will participate in the Company's pension plan.
     (c) The Company will pay to Executive, on an annual basis, within one hundred twenty (120) days after the closing of books for the corresponding fiscal year, a Bonus equal to (a) 3% of Basic Rent (as defined in the Lease Agreement between ECOC and HDA) payable by ECOC for the calendar year, less (b) $340,000 and less (c) any amounts paid or payable by the Company for such calendar year pursuant to the Company's profit sharing plan.
               Except as otherwise provided herein, nothing herein is intended or shall be construed to require the Company to institute or continue in effect any particular plan or benefit. Expenditures for the purposes of satisfying the obligations set forth in this paragraph are to be borne by the Company to the extent so provided by any plan described herein or so determined with respect to any benefit described herein. Such expenditures in the aggregate, shall, in all events, be reasonable.

5.  EXPENSES.
          The Company or ECOC shall pay all reasonable expenses incurred by Executive in the performance of his responsibilities and duties hereunder, all in accordance with the respective policies of the Company or ECOC in effect from time to time during the term hereof. Executive shall submit periodic statements to the Company or ECOC of all expenses so incurred.
(PAGE)
6.  NON-COMPETITION.
          Executive expressly covenants and agrees that, during the term of his employment hereunder and for a period of two
     (2) years thereafter, he will not, directly or indirectly either himself of for any other person, partnership, corporation, company or entity, participate (as defined below) in any enterprise involved in the horse racing or gaming industries in Puerto Rico, Virginia or any territory where the Company or any affiliate for whom Executive has performed services is engaged in the gaming business (collectively "Prohibited Activities"). For purposes of this agreement, the term "participate" means acting as a consultant or advisor to, or acquiring any direct or indirect interest in any enterprises, whether as a stockholder, partner, officer, director, employee or otherwise (other than by ownership of less than five percent of the stock of a publicly-held corporation).
          Executive hereby acknowledges and agrees that the injury and damage to the Company arising out of his participation in Prohibited Activities will be immediate and irrevocable. Accordingly, Executive hereby agrees that the restrictions upon him under this paragraph 6 are reasonable in scope, duration, and geographic territory.

7.  NON-DISCLOSURE.
     (a) Executive specifically acknowledges that, in his fiduciary capacity hereunder, he will become aware of:
          (i) valuable and sensitive information relative to the business of ECOC, the Company, its affiliates, and their respective clients, including technical information, designs, systems, processes, procedures, and improvements, whether patentable or not, which is of value to the Company (Trade Secrets"), and
          (ii) proprietary and confidential data or information that is valuable to ECOC, the Company, its affiliates, and their respective clients, and that is unknown to the general public, including such information as financial, marketing, and distribution plans and projections, and the services supplied to same.
     (b) Executive agrees that, except as required and authorized by the Company in the conduct of its business or by supoena, or other court or governmental order, during his employment with the Company and for a period of two (2) years thereafter, he will not, in any manner, directly or indirectly, divulge, disclose, or
(PAGE)
          communicate to any competitor or any other person any Confidential Information. Executive understands and acknowledges that all such information is confidential in nature and that it is essential to the success of the Company that such Confidential Information be kept secret and not revealed to any Competitor or other person whatsoever.
     (c) Executive agrees that all Trade Secrets of the Company shall remain the exclusive property of the Company, and Executive expressly covenants that such Trade Secrets shall be kept secret and shall not be disclosed by him to any Competitor of the Company or any other person or entity.

8.  NON-SOLICITATION.
          During the period of his employment with the Company and for a period of two (2) years after the termination thereof for any reason whatsoever, Executive shall not, directly or indirectly, solicit, divert, induce, or take away (a) any employees of the Company or (b) any business or business opportunity of ECOC, the Company or any other affiliate of which be became aware in connection with his employment hereunder.

9.  REMEDIES, DAMAGES, INJUNCTIONS, AND SPECIFIC PERFORMANCE.
     (a) The parties agree that any of the covenants, agreements, and services to be rendered by Executive hereunder shall survive any termination of this Agreement and are special, unique, and of an extraordinary character. In the event of the breach or threatened breach by Executive of any term or provision hereof to be performed by him hereunder, including without limitation paragraphs 6., 7. or 8., the Company may institute and prosecute proceedings in any court of competent jurisdiction, at law, or in equity, to (i) obtain damages for any breach of this Agreement, (ii) order the specific performance hereof by Executive, (iii) enjoin Executive from breaching such provision(s), and (iv) obtain any other remedies available at law or in equity.
     (b) If any legal proceeding is initiated by the Company to enforce any of the provisions of paragraph 6, 7 or 8, the period of time set forth in the provision(s) under which such proceedings arose, during which Executive is prohibited from taking certain actions or from engaging in certain activities, shall be extended by the period of time beginning with the date any such action or
(PAGE)
          proceeding is dismissed, with or without prejudice. If the Company seeks to enjoin Executive from breaching any provision(s), Executive hereby waives the defense that the Company has, or will then have, an adequate remedy at law.

10.  ILLNESS, INCAPACITY, OR DEATH DURING EMPLOYMENT.
     (a) If, by reason of illness or incapacity, Executive is unable to perform his services or discharge his duties hereunder for ninety (90) or more consecutive days, then, upon sixty (60) days prior notice, the Company may terminate the employment of Executive. In the event of such termination, Executive shall have the right to assume payment obligations for and continue coverage with any and all insurance policies or health protection plans previously afforded by the Company, to the extent permitted under the terms of any such policies or plan.
     (b) In the event of Executive's death, all obligations of the Company under this Agreement shall terminate, except that Executive's legal heirs shall be paid all salaries and other accrued benefits and shall receive reimbursement of all expenses reasonably incurred by Executive in performing his responsibilities and duties for the Company prior to and including such date.

11.  TERMINATION OF EMPLOYMENT
     (a) The employment of Executive under this Agreement and the term hereof may be terminated by the Company by reason of Executive's:
          (i) failure to perform his responsibilities in accordance with the standards described in paragraph 1(a) and (b), or
          (ii) negligence or willful misconduct of Executive, or
          (iii) commission of a fraud or felony during the term of this Agreement, or any extension, renewal, modification, or amendment of same; or
          (iv)    breach of any material provision hereof.
     (b) If HDA sells the Race Track, this Agreement will be deemed terminated on sale closing date.
     (c) In the event that the employment of Executive under this Agreement is terminated by the Company pursuant to paragraph 10, 11(a) or 11(b) or if Executive's employment under this Agreement is voluntarily terminated by the parties for any reason whatsoever, then, in any such event, Executive shall forfeit all
(PAGE)
          rights Executive might otherwise have to any Annual Salary, or incentive compensation past the effective date of termination.

12.  SEPARABILITY AND REFORMATION.
          All provisions of this Agreement shall be considered as separate terms and conditions and in the event any one shall be held illegal, invalid or unenforceable, all other provisions shall be enforced as if the illegal, invalid, or unenforceable provision were not a part of this Agreement. If the scope of any provision contained in this Agreement is too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by law, and the Executive hereby consents that such scope may be modified accordingly in any proceeding brought to enforce such provision.

13.  ASSIGNMENT; BINDING AGREEMENT.
          The rights and obligations of the Company shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. This Agreement may be assigned by the Company to any entity that will employ Executive in the capacity described in paragraph 1 hereof and that will assume the obligations of the Company hereunder, and such assignment shall be binding upon Executive.

14.  NOTICES.
          Any notice to be given to the Company shall be addressed to such party at the address of its principal place of business, and any notice to be given to Executive shall be addressed to him at his home address last shown on the records of the Company, or to such other address as a party may hereafter designate in writing to the other. Any such notice have been duly given or hand delivered or enclosed in a properly sealed envelope, addressed as aforesaid, postage prepaid, registered or certified mail, return receipt requested, and deposited in a post office or branch post office regularly maintained by the United States Government.

15.  WAIVER.
          Either party's failure to enforce any provision hereof shall not in any way be construed as a waiver of any such provision or provisions as to the future violation thereof, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted the parties herein are cumulative, and the waiver by a party of any
(PAGE)
     single remedy shall not constitute a waiver of such party's right to assert all other remedies available to him or it under the circumstances.

15.  GOVERNING LAW.
          This Agreement shall be construed in accordance with the laws of the Commonwealth of Puerto Rico and the parties bind themselves to submit to the jurisdiction of the courts of the Commonwealth of Puerto Rico for the resolution of any and all disputes concerning this Agreement.

17.  CAPTIONS AND PARAGRAPH HEADING.
          Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

18.  COUNTERPARTS.
          This Agreement may be executed in several counterparts, each of which shall be an original but all of which, when taken together, shall constitute one and the same instrument.

19.  ENTIRE AGREEMENT; MODIFICATION.
          This Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof and may not be changed orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change modification, extension, or discharge is sought.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

INTERSTATE GENERAL PROPERTIES           DONALD DREW
LIMITED PARTNERSHIP S.E.


By:  /s/ Donald G. Blakeman             Donald Drew
     -------------------------          -----------------------
     Donald G. Blakeman                 Donald Drew
     Executive Vice President





(PAGE)                                         Attachment A






December 14, 1993



Mr. Donald Drew
1485 Ashford Avenue
Apt. 1703 N
Condado, Puerto Rico 00907

Dear Don:

This will serve to confirm our agreement regarding the terms under which you will be compensated by Housing Development Associates S.E. (hereinafter "HDA") for your participation in the sale or any of the other contemplated transactions described below involving El Comandante Race Track (hereinafter "the Race Track") during the term of your employment agreement dated December 14, 1993, ("Employment Agreement") with Interstate General Properties Limited Partnership S.E., which expires December 31, 1997 unless terminated earlier pursuant to the terms of the Employment Agreement:

   If the Race Track is sold, you will receive $500,000. If a portion of HDA's interest is sold in connection with a refinancing or otherwise, you will receive a prorata portion of $500,000 (i.e. if 25% sold, you receive $125,000). If the balance of HDA's interest or the Race Track is later sold, you will be paid an additional portion of the $500,000.

   If HDA becomes a publicly traded partnership or corporation and sells interests to third party investors, you will receive a prorata share of the $500,000 (i.e. if 25% sold to public, you receive $125,000). If you so desire, you my take the amount received (i.e. $125,000) or any portion thereof and invest it at the time of the public offering in the publicly traded partnership or corporation thus created at the public issue price, and HDA will reimburse you for 25% of the public issue price. The total compensation paid pursuant to this paragraph and the preceding paragraph will never exceed $500,000 in the aggregate.

   In addition, HDA will give you options to purchase units or shares equal to the number of shares you purchase pursuant to the above paragraph, at the original issue price to third parties. The options will contain the same terms and conditions as any other options issued by HDA. If no other options are issued by HDA, the vesting provisions commencing on the date the options are granted and termination terms will be on the same basis as set forth in the IGC Unit Option Plan, as amended and restated as of December 14, 1992.
(PAGE)

                                                  Attachment A
Mr. Donald Drew
December 14, 1993
Page - 2-




This letter agreement shall automatically terminate upon the termination of the Employment Agreement.

We trust the foregoing reflects our complete agreement on this matter. If you concur, please sign the copy of this letter which is enclosed for this purpose.

Very truly yours,

HOUSING DEVELOPMENT ASSOCIATES S.E.

By:  Interstate General Properties Limited
       Partnership S.E., its Managing Partner

By:  Interstate General Company L.P.,
       its General Partner

By:  Interstate General Management Corporation,
       its Managing General Partner



     By /s/ Donald G. Blakeman
        -------------------------
        Donald G. Blakeman
        Executive Vice President


AGREED:

/s/ Donald Drew                December 13, 1993
--------------------           ----------------------
Donald Drew                    Date